FOURTH LOAN MODIFICATION AGREEMENT
This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 22, 2014, by and between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at One Tower Bridge, 100 Front Street, Suite 1340, West Conshohocken, Pennsylvania 19428 (“Bank”), (ii) SAFEGUARD SCIENTIFICS, INC., a Pennsylvania corporation (“SFE”), with offices located at 435 Devon Park Drive, Building 800, Wayne, Pennsylvania 19087, SAFEGUARD DELAWARE, INC., a Delaware corporation (“SDI”), SAFEGUARD SCIENTIFICS (DELAWARE), INC., a Delaware corporation (“SSI”), and SAFEGUARD DELAWARE II, INC., a Delaware corporation (“SDII”, and together with SFE, SDI, and SSI, individually and collectively, jointly and severally, the “Borrower”), each with offices located at 1105 N. Market St., Suite 1300, Wilmington, DE 19801.
1.DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 27, 2009, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of May 27, 2009, between Borrower and Bank, as amended by a certain Joinder and First Loan Modification Agreement, dated as of December 31, 2010, and as further amended by a certain Second Loan Modification Agreement, dated as of April 29, 2011, and as further amended by a certain Third Loan Modification Agreement, dated as of December 21, 2012 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3.    DESCRIPTION OF CHANGE IN TERMS.

A.	Modification to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.4 thereof:
“6.4    Operating Accounts.
(a)    Other than (i) escrow accounts established from time to time in the ordinary course of business in connection with Permitted Investment transactions and (ii) depository, operating and/or securities accounts of Subsidiaries of the Borrower which are not parties to the Loan Documents that are maintained at financial institutions other than Bank and/or Bank’s Affiliates in connection with Permitted Investment transactions, Borrower shall maintain with Bank and/or Bank’s Affiliates (x) all depository and operating accounts and (y) not less than the lesser of (i) seventy-five percent (75%) (by value) of Borrower’s investment and securities accounts or (ii) Eighty Million Dollars ($80,000,000).
(b)    Other than as described in clause (a)(i) and (a)(ii) above, provide Bank five (5) days prior-written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. Other than as described in clause (a)(i) and (a)(ii) above, for each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of the Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”
and inserting in lieu thereof the following:
“6.4    Operating Accounts.
(a)    Other than (i) escrow accounts established from time to time in the ordinary course of business in connection with Permitted Investment transactions and (ii) depository, operating and/or securities accounts of Subsidiaries of the Borrower which are not parties to the Loan Documents that are maintained at financial institutions other than Bank and/or Bank’s Affiliates in connection with Permitted Investment transactions, Borrower shall maintain with Bank and/or Bank’s Affiliates its primary operating and other depository accounts.
(b)    Other than as described in clause (a)(i) and (a)(ii) above, provide Bank five (5) days prior-written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. Other than as described in clause (a)(i) and (a)(ii) above, for each Collateral Account that Borrower at any time maintains, upon the request by Bank on or after the Fourth Loan Modification Effective Date, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of the Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”
2    The Loan Agreement shall be amended by deleting the following text appearing in Section 10 thereof:

"If to Bank:	Silicon Valley Bank
100 Matsonford Road, Building 5, Suite 555
Radnor, Pennsylvania 19087
Attention: Mr. Tom Gordon
Fax: (610) 971-2063
Email: TGordon@svb.com"
and inserting in lieu thereof the following:

"If to Bank:	Silicon Valley Bank
One Tower Bridge
West Conshohocken, Pennsylvania 19428
Attention: Mr. Tom Gordon
Fax: (610) 971-2063
Email: TGordon@svb.com"

3	The Loan Agreement shall be amended by deleting the following clause (c) from the definition of “Permitted Indebtedness” contained in Section 13.1 thereof:
“(c)    The Clarient Guaranty, CompuCom Guaranty and the Laureate Guaranty;”
and inserting in lieu thereof the following:

“(c)    The CompuCom Guaranty;”

4	The Loan Agreement shall be amended by inserting the following new definition in its appropriate alphabetical order in Section 13.1 thereof:
“Fourth Loan Modification Effective Date” is December 22, 2014.

5	The Loan Agreement shall be amended by deleting the following definitions from Section 13.1 thereof:
“Borrower Guaranteed Amounts” is any Contingent Obligation of the Borrower which is not secured by cash or Cash Equivalents, including, without limitation, amounts guaranteed by Borrower of any indebtedness, liabilities or other obligations, other than the Laureate Guaranty (but only excluded to the extent Borrower’s obligations thereunder remain subject to the indemnification provisions of Section 9.3(a)(iv) of the Purchase Agreement).
“Revolving Line” is an Advance or Advances in an amount not to exceed Fifty Million Dollars ($50,000,000).
“Revolving Line Maturity Date” is December 31, 2014.
and inserting in lieu thereof the following:
“Borrower Guaranteed Amounts” is any Contingent Obligation of the Borrower which is not secured by cash or Cash Equivalents, including, without limitation, amounts guaranteed by Borrower of any indebtedness, liabilities or other obligations.
“Revolving Line” is an Advance or Advances in an amount not to exceed Twenty Five Million Dollars ($25,000,000).
“Revolving Line Maturity Date” is December 21, 2015 [364 days after the date of this Loan Modification Agreement].

6	The Loan Agreement shall be amended by deleting the following definitions in Section 13.1 thereof:
“Clarient Guaranty” shall mean the guaranty by Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc. of the obligations of Clarient, Inc. under that certain Third Amended and Restated Unconditional Guaranty in favor of Comerica Bank dated January 17, 2007, as such may be extended and amended from time to time.
“Laureate Guaranty” is that certain guaranty by SFE of certain obligations of Laureate Pharma, Inc. pursuant to that certain Lease Guaranty dated December 3, 2004 in favor of College Road Associates.
“Minimum Required Balance” means funds of not less than Fifty Million Dollars ($50,000,000) maintained by Borrower in investments in accounts with Bank or Bank’s Affiliates.
“Purchase Agreement” means that certain Purchase Agreement, dated as of February 29, 2008, by and between SFE and Saints Capital Dakota, L.P., as purchaser thereunder.
4.    CONDITIONS PRECEDENT. As a condition precedent to the effectiveness of this Loan Modification Agreement and the Bank’s obligation to make further Advances under the Revolving Line, the Bank shall have received the following documents prior to or concurrently with this Agreement, each in form and substance satisfactory to the Bank:

A.	Bank shall have received copies, certified by a duly authorized officer of each Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower as in effect on the date hereof, (ii) the resolutions of each Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of each Borrower;

B.
a good standing certificate of each Borrower, certified by the Secretary of State of the state of incorporation of each respective Borrower, together with a certificate of foreign qualification from the Secretary of State (or comparable governmental entity) of each state in which each Borrower is qualified to transact business as a foreign entity, if any, in each case dated as of a recent date prior to the date hereof;

C.
certified copies, dated as of a recent date, of financing statement and other lien searches of each Borrower, as Bank may request and which shall be obtained by Bank, accompanied by written evidence (including any UCC termination statements) that the Liens revealed in any such searched either (i) will be terminated prior to or in connection with the Loan Modification Effective Date, or (ii) in the sole discretion of Bank, will constitute Permitted Liens;

D.	an updated Perfection Certificate executed by Borrower, together with the duly executed original signatures thereto;

E.	updated certificates of insurance; and

F.	such other documents as Bank may reasonably request.
5.    FEES. Borrower shall pay to Bank an extension and modification fee equal to Twenty-Five Thousand Dollars ($25,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.
6.    AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.
7.    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
8.    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
9.    NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
10.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
11.    RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all

Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
12.    JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.
13.    COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:
SAFEGUARD SCIENTIFICS, INC.
By: /s/ Jeffrey B. McGroarty
Name: Jeffrey B. McGroarty
Title: Senior Vice President and Chief Financial Officer
SAFEGUARD DELAWARE, INC.
By: /s/ Jeffrey B. McGroarty
Name: Jeffrey B. McGroarty
Title: Vice President
SAFEGUARD SCIENTIFICS (DELAWARE), INC.
By: /s/ Jeffrey B. McGroarty
Name: Jeffrey B. McGroarty
Title: Vice President
SAFEGUARD DELAWARE II, INC.
By: /s/ Jeffrey B. McGroarty
Name: Jeffrey B. McGroarty
Title: Vice President
BANK:
SILICON VALLEY BANK
By: /s/ Sheena M. Discher
Name: Sheena M. Discher
Title: Vice President